Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made as of by and between Civeo Corporation, a British Columbia limited company (the “Company”), and (the “Indemnitee”) as of _______________.

In consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:

ARTICLE I
INDEMNIFICATION

1.1 Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any current, threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer or employee of the Company or any affiliate of the Company, by reason of any action or inaction on the part of Indemnitee while a director, officer or employee or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer or employee of another entity or holding a similar position with another entity, including a partnership, trust, joint venture or other unincorporated entity, against expenses (including legal fees), penalties, judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted honestly and in good faith with a view to the best interests of the Company, and, with respect to any criminal or administrative action, suit or proceeding, had reasonable grounds to believe that his or her conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of "no contest" or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Company, or, with respect to any criminal action, suit or proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

1.2 Proceedings by or in the Right of the Company. Subject to Section 9.2, the Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any current, threatened, pending or completed action, suit or proceeding by or in the right of the Company or any affiliate of the Company to procure a judgment in its favour by reason of the fact that Indemnitee is or was a director, officer or employee of the Company, or of an affiliate of the Company, by reason of any action or inaction on the part of Indemnitee while a director, officer or employee or by reason of the fact that the Indemnitee is or was serving at the request of the Company as a director, officer or employee of another entity or holding a similar position with another entity, including a partnership, trust, joint venture or other unincorporated entity against expenses (including legal fees) and, to the fullest extent permitted by law, amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defence or settlement of such action or suit if Indemnitee acted honestly and in good faith with a view to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter that has been finally adjudicated, and the Indemnitee, by court order or judgment, has been found liable to the Company in the performance of Indemnitee’s duty to the Company unless and only to the extent that the court in which such action, suit or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

1.3 Mandatory Payment of Expenses. After the final disposition of an action, suit or proceeding, to the extent that Indemnitee has not been reimbursed for the expenses, and has been wholly successful or substantially successful on the merits or otherwise in the outcome of any action, suit or proceeding referred to in Section 1.1 or Section 1.2 or the defence of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including legal fees) actually and reasonably incurred by Indemnitee in connection therewith.

ARTICLE II
NO EMPLOYMENT RIGHTS

Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

ARTICLE III
EXPENSES; INDEMNIFICATION PROCEDURE

3.1 Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defence, settlement or appeal of any civil or criminal action, suit or proceeding referred to in Section 1.1 or Section 1.2 hereof (including amounts actually paid in settlement of any such action, suit or proceeding); provided, however, the Indemnitee hereby undertakes that if it is ultimately determined that the payment of expenses is prohibited by section 163 of the Business Corporations Act (British Columbia) (the "Act"), the Indemnitee will repay the amounts advanced.

3.2 Notice Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company (unless the Indemnitee is then the Chief Executive Officer, in which event then to the Chief Financial Officer of the Company) and shall be given in accordance with the provisions of Section 12.4 below. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

3.3 Procedure. Any indemnification and advances provided for in Article I and this Article III shall be made no later than twenty (20) days after receipt by the Company of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company’s Notice of Articles or Articles providing for indemnification, is not paid in full by the Company within twenty (20) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Article XI of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including legal fees) of bringing such action. It shall be a defence to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defence shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 3.1 unless and until such defence may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct. In addition, to the fullest extent permitted by law and prior to a final adjudication by court order or judgment from which no further right of appeal exists as to Indemnitee’s right to indemnification, Indemnitee shall have the right to receive advancement, on the same terms and subject to the same obligation to repay as the advancement of expenses pursuant to this Article III, of any amounts that Indemnitee pays for which Indemnitee would be entitled to indemnification under Article I hereof if Indemnitee has met the applicable standard of conduct (including, without limitation, the costs of providing any bond in connection with the appeal of any action, suit or proceeding); provided, however, that Indemnitee shall only be entitled to such advancement if Indemnitee delivers an opinion of independent legal counsel, selected by Indemnitee and reasonably acceptable to the Company, that such counsel has determined, after using customary procedures for such opinion, that it is probable (i.e., more than a 50% probability) that Indemnitee has met the applicable standard of conduct necessary in order to receive indemnification.

3.4 Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 3.2 hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such action, suit or proceeding in accordance with the terms of such policies.

3.5 Selection of Counsel. In the event the Company shall be obligated under Section 3.1 hereof to pay the expenses of any action, suit or proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defence of such action, suit or proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same action, suit or proceeding, provided that (a) Indemnitee shall have the right to employ counsel in any such action, suit or proceeding at Indemnitee’s expense; and (b) if (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defence or (iii) the Company shall not, in fact, have employed counsel to assume the defence of such action, suit or proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

ARTICLE IV
ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY

4.1 Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Notice of Articles, Articles or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a British Columbia limited company to indemnify a member of its board of directors or an officer, such changes shall be deemed to be within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a British Columbia limited company to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

4.2 Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Notice of Articles, Articles, any agreement, any vote of shareholders or disinterested members of the Company’s Board of Directors, the Act, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.

4.3 Term. The indemnification, advancement of expenses and other obligations of the Company provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity (even though he or she may have ceased to serve in any such capacity at the time of any action, suit or other covered proceeding) until the date that the Indemnitee is no longer subject to any actual or possible action, suit or other proceeding with respect to which Indemnitee may be entitled to indemnification hereunder.

ARTICLE V
PARTIAL INDEMNIFICATION

If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred in the investigation, defence, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

ARTICLE VI
MUTUAL ACKNOWLEDGMENT

Both the Company and Indemnitee acknowledge that in certain instances, U.S. or Canadian federal law or public policy may override applicable provincial law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

ARTICLE VII
OFFICER AND DIRECTOR LIABILITY INSURANCE

For the duration of Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending or possible action, suit or other proceeding with respect to which Indemnitee may be entitled to indemnification hereunder, the Company shall use its commercially reasonable efforts to obtain and maintain a policy or policies of insurance with reputable insurance companies providing Indemnitee with coverage on terms with respect to coverage and amount (including with respect to the payment of expenses) no less favorable in any material respect than those of the directors and officers liability insurance for the directors of the Company in effect on the date hereof; provided that the Company shall not be required to pay an annual premium for such insurance in excess of 200% of the annual premium for such insurance which is in effect on [●], but in such case shall purchase as much coverage as reasonably practicable for such amount. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if Indemnitee is not an officer or director but is a key employee.

ARTICLE VIII
SEVERABILITY

Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Article VIII. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

ARTICLE IX
EXCEPTIONS

Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

9.1 Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defence, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Part 5, Division 5 of Act, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;

9.2 Claims Initiated by Company. To indemnify Indemnitee in respect of any expenses or penalties with respect to proceedings or claims brought by or on behalf of the Company or by an associated entity against the Indemnitee and the Company shall not indemnify the Indemnitee in such circumstances for such expenses or penalties;

9.3 Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such action, suit or proceeding was not made in good faith or was frivolous; or

9.4 Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company; or

9.5 Claims Under Section 16(b). To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

9.6 Claims Under Securities Act. To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of section 57.2 of the Securities Act (British Columbia), as amended, or any similar successor statute.

ARTICLE X
CONSTRUCTION OF CERTAIN PHRASES

10.1 For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting limited company, any constituent entity (including any constituent of a constituent) absorbed in an amalgamation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees so that if Indemnitee is or was a director, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, officer or employee of another entity, partnership, joint venture, trust or other unincorporated entity, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving entity as Indemnitee would have with respect to such constituent entity if its separate existence had continued.

10.2 For purposes of this Agreement, references to “unincorporated entity” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer or employee of the Company which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “with a view to the best interests of the Company” as referred to in this Agreement.

ARTICLE XI
LEGAL FEES

In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable legal fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including legal fees, incurred by Indemnitee in defence of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defences to such action were made in bad faith or were frivolous.

ARTICLE XII
MISCELLANEOUS

12.1 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, without giving effect to principles of conflict of law.

12.2 Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

12.3 Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

12.4 Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

12.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

12.6 Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and inure to the benefit of Indemnitee and Indemnitee’s heirs, legal representatives and assigns.

12.7 Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

[Signature Page Follows]

The parties hereto have executed this Agreement as of the day and year set forth on the first page of this Agreement.

CIVEO CORPORATION

By:

Name:

Title:

Address:	Three Allen Center 333 Clay Street, Suite 4980 Houston, Texas 77002

AGREED TO AND ACCEPTED:

Indemnitee:

(Signature)

Address:	Three Allen Center 333 Clay Street, Suite 4980 Houston, Texas 77002

[Signature Page to Indemnification Agreement]